Exhibit 99.1
For Release: Wednesday, Oct. 31, 7:30 a.m. EDT

GM Reports Third Quarter Net Income of $1.5 billion
as EBIT-adjusted increases to $2.3 billion

DETROIT - General Motors Co. (NYSE: GM) today announced third quarter net income attributable to common stockholders of $1.5 billion, or $0.89 per fully diluted share including the impact of special items, which reduced net income by $0.1 billion and diluted earnings per share by $0.04. In the third quarter a year ago, GM's net income attributable to common stockholders was $1.7 billion, or $1.03 per fully diluted share.

Net revenue in the third quarter of 2012 was $37.6 billion compared with $36.7 billion a year ago. Earnings before interest and tax (EBIT) adjusted was $2.3 billion compared with $2.2 billion a year ago.
“GM had a solid quarter because customers around the world love our new vehicles and we're also seeing green shoots take hold on tough issues like complexity reduction, pensions and Europe,” said Chairman and CEO Dan Akerson. “We are going to keep playing offense with growth products like the Chevrolet Onix, Opel Mokka and Cadillac ATS and continue to systematically address business risks.”

Senior Vice President and CFO Dan Ammann added, “While we still have a lot of work to do, especially in Europe, it is encouraging to see our results begin to reflect the discipline we are bringing to bear on the overall business.”
GM Results Overview (in billions except for per share amounts)

	Q3 2012	Q3 2011
Revenue	$37.6	$36.7
Net income attributable to common stockholders	$1.5	$1.7
Earnings per share (EPS) fully diluted	$0.89	$1.03
Impact of special items on EPS fully diluted	$0.04	—
EBIT-adjusted	$2.3	$2.2
Automotive net cash flow from operating activities	$3.1	$1.8
Automotive free cash flow	$1.2	$0.3

Third Quarter Segment Results

•	GM North America (GMNA) reported EBIT-adjusted of $1.8 billion compared with $2.2 billion a year ago.

•	GM Europe (GME) reported an EBIT-adjusted of $(0.5) billion compared with $(0.3) billion a year ago.

•	GM International Operations (GMIO) reported EBIT-adjusted of $0.7 billion compared with $0.4 billion a year ago.

•	GM South America (GMSA) reported EBIT-adjusted of $0.1 billion compared with near breakeven results a year ago.

•	GM Financial earnings before tax was $0.2 billion, up slightly compared with a year ago.

1

Cash Flow and Liquidity
For the quarter, automotive cash flow from operating activities was $3.1 billion, up $1.3 billion from a year ago, and automotive free cash flow was $1.2 billion, up $0.9 billion. GM ended the quarter with very strong total automotive liquidity of $37.5 billion. Automotive cash and marketable securities was $31.6 billion.

Pension De-Risking Transactions
During the quarter, approximately 30 percent of eligible U.S. salaried retirees accepted GM's offer to receive a lump sum payment in lieu of ongoing pension benefits. In addition, GM expects to close in early November a previously announced transaction through which The Prudential Insurance Company of America will assume responsibility for pension obligations covering GM's remaining eligible U.S. salaried retirees.
Through annuitizations and lump sum payments, approximately $29 billion of GM's U.S. salaried pension liability is expected to be eliminated compared with an original estimate of $26 billion.
In connection with these transactions, GM expects to make total cash contributions to its U.S. salaried pension plan of approximately $2.6 billion. In addition, GM will record an approximately $2.9 billion pre-tax charge in the fourth quarter as a special item. GM originally estimated that it would make a cash contribution of $3.5 billion to $4.5 billion and record a charge of $2.5 billion to $3.5 billion.
Fourth Quarter Outlook
GM's consolidated fourth quarter EBIT-adjusted will follow typical seasonal trends with results estimated to be similar to or slightly better than the same period a year ago.

GM also indicated that to the extent positive financial trends continue the reversal of a significant portion of its valuation allowance on U.S. and Canadian deferred tax assets is possible in the fourth quarter of 2012. At Sept. 30, 2012, valuation allowances on deferred tax assets in the United States and Canada were $35.6 billion and $3.2 billion. In addition, valuation allowance reversals could result in goodwill impairment.

Europe Outlook
GM currently estimates GME's EBIT-adjusted for the 2012 calendar year to be in a range of $(1.5) billion to $(1.8) billion, depending on the level of restructuring activity in the fourth quarter. In addition, the company is targeting full-year 2013 EBIT-adjusted for GME to be slightly better than 2012. Break-even EBIT-adjusted results are targeted by mid-decade.

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM's brands include Chevrolet and Cadillac, as well as Baojun, Buick, GMC, Holden, Isuzu, Jiefang, Opel, Vauxhall and Wuling. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

Contacts:
Jim Cain
Cell 313-407-2843
james.cain@gm.com

Randy Arickx
Cell 313-268-7070
randy.c.arickx@gm.com

2

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; the overall strength and stability of our markets, particularly Europe; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

3

Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests (EBIT-adjusted), and Automotive free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted and Automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM's operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM's core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP, and there are limitations associated with their use. GM's calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income or Net income attributable to stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Operating segments
GMNA(a)	$1,822	$2,195	$5,478	$5,697
GME(a)	(478)	(292)	(1,095)	(185)
GMIO(a)	689	365	1,775	1,524
GMSA(a)	114	(44)	178	103
GM Financial(b)	200	178	598	452
Total operating segments(b)	2,347	2,402	6,934	7,591
Corporate and eliminations	(51)	(199)	(337)	(384)
EBIT-adjusted(b)	2,296	2,203	6,597	7,207
Special items	(62)	—	(674)	1,483
Corporate interest income	84	112	259	363
Automotive interest expense	128	101	356	405
Loss on extinguishment of debt	—		18
Income tax expense	357	107	814	183
Net income attributable to stockholders	$1,833	$2,107	$4,994	$8,465
__________

(a)
GM's automotive operations interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM's automotive operating segments between EBIT-adjusted and Net income attributable to stockholders.

(b)	GM Financial amounts represent income before income taxes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following summarizes the special items:

In the three months ended September 30, 2012 special items included Goodwill impairment charges of $62 million in GMIO, which is presented net of noncontrolling interests.

In the nine months ended September 30, 2012 special items included Goodwill impairment charges of $590 million in GME and $84 million in GMIO, which is presented net of noncontrolling interests.

In the nine months ended September 30, 2011 special items included the following:

•	Gain of $1.6 billion in GMNA related to the sale of GM's Class A Membership Interests in Delphi Automotive LLP;

•	Gain of $339 million in Corporate related to the sale of 100% of the Ally Financial, Inc. preferred stock;

•	Goodwill impairment charges of $395 million in GME; and

•	Charges of $106 million in GMIO related to GM's India joint venture.

The following table summarizes the reconciliation of Automotive free cash flow to Automotive net cash provided by operating activities (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Automotive free cash flow	$1,172	$258	$3,152	$2,129
Capital expenditures	1,941	1,571	5,993	4,065
Automotive net cash provided by operating activities	$3,113	$1,829	$9,145	$6,194

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended September 30, 2012
Total net sales and revenue	$23,344	$5,063	$6,745	$4,341	$16	$(2,447)	$37,062	$514	$—	$37,576

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$941	$253	$163	$117	$11	$—	$1,485	$59	$(3)	$1,541

Equity income, net of tax and gain on investments	$3	$—	$414	$1	$—	$—	$418	$—	$—	$418

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended September 30, 2011
Total net sales and revenue(a)	$21,884	$6,151	$6,116	$4,418	$20	$(2,261)	$36,328	$391	$—	$36,719

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$882	$329	$115	$110	$11	$—	$1,447	$24	$—	$1,471

Equity income, net of tax and gain on investments	$1	$—	$376	$—	$—	$—	$377	$—	$—	$377

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Nine Months Ended September 30, 2012
Total net sales and revenue	$70,420	$16,470	$19,750	$12,459	$41	$(7,624)	$111,516	$1,432	$1	$112,949

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$2,723	$828	$441	$352	$37	$(1)	$4,380	$156	$(7)	$4,529

Equity income, net of tax and gain on investments	$7	$—	$1,133	$1	$—	$—	$1,141	$—	$—	$1,141

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Nine Months Ended September 30, 2011
Total net sales and revenue(a)	$67,122	$20,480	$17,726	$12,677	$50	$(6,785)	$111,270	$1,016	$—	$112,286

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$2,849	$1,043	$354	$341	$37	$—	$4,624	$57	$—	$4,681

Equity income, net of tax and gain on investments	$1,733	$—	$1,170	$—	$—	$—	$2,903	$—	$—	$2,903
__________

(a)	Presentation of intersegment sales has been adjusted to conform to the current presentation.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	September 30, 2012	December 31, 2011
Worldwide Employment (thousands)
GMNA	101	98
GME	38	39
GMIO(a)	39	34
GMSA	31	33
GM Financial	4	3
Total Worldwide	213	207

U.S. - Salaried	30	29
U.S. - Hourly	50	48
______

(a)	Increase in GMIO includes an increase of 4,000 employees due to the acquisition of HKJV.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Production Volume (units in thousands)(a)
GMNA - Cars	316	267	965	860
GMNA - Trucks	447	473	1,497	1,490
Total GMNA	763	740	2,462	2,350
GME	196	270	718	940
GMIO - Consolidated Entities	282	253	866	820
GMIO - Joint Ventures(b)	774	715	2,352	2,117
Total GMIO	1,056	968	3,218	2,937
GMSA	222	243	656	721
Total Worldwide	2,237	2,221	7,054	6,948
__________

(a)	Production volume includes vehicles produced by certain joint ventures.

(b)	The joint venture agreements with SGMW and FAW-GM allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture production in China.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Vehicle Sales (units in thousands)(a)(b)(c)
United States
Chevrolet - Cars	207	183	670	613
Chevrolet - Trucks	168	183	489	476
Chevrolet - Crossovers	83	84	261	265
Cadillac	41	37	104	113
Buick	47	46	137	140
GMC	106	108	307	295
Total United States	652	641	1,968	1,902
Canada, Mexico and Other	107	105	316	312
Total GMNA	759	746	2,284	2,214
GME
Opel/Vauxhall	244	280	818	942
Chevrolet	138	131	415	388
Other	1	1	3	4
Total GME	382	412	1,235	1,333
GMIO
Chevrolet	291	279	858	802
Wuling	303	279	990	884
Buick	172	170	516	494
GM Daewoo	—	—	—	15
Holden	32	35	92	102
GMC	9	11	31	30
Cadillac	8	9	25	25
Other	42	28	135	85
Total GMIO(d)	857	811	2,648	2,437
GMSA
Chevrolet	281	275	783	791
Other	1	2	4	8
Total GMSA	283	277	787	799
Total Worldwide	2,281	2,245	6,954	6,783
__________

(a)
GMNA vehicle sales primarily represent sales to the end customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.

(b)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.

(c)	Vehicle sales data may include rounding differences.

(d)
Includes the following joint venture sales. Vehicle sales for SAIC GM Investment Limited, General Motors India Private Limited and Chevrolet Sales India Private Limited (collectively HKJV) are included through August 31, 2012:

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Joint venture sales in China
SGMS	327	306	967	906
SGMW and FAW-GM	336	312	1,111	983
Joint venture sales in India
HKJV	15	29	64	84

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Market Share(a)(b)
United States - Cars	14.6%	15.7%	14.8%	16.6%
United States - Trucks	23.5%	26.1%	23.2%	24.9%
United States - Crossovers	17.0%	19.1%	17.6%	19.4%
Total United States	17.6%	19.7%	17.7%	19.6%
Total GMNA	16.9%	18.8%	17.0%	18.7%
Total GME	8.6%	8.8%	8.5%	8.8%
Total GMIO(c)	9.4%	9.6%	9.3%	9.5%
Total GMSA	17.9%	18.7%	18.1%	18.9%
Total Worldwide	11.6%	12.1%	11.5%	11.9%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	29.7%	29.9%	31.4%	32.9%
% Fleet Sales - Trucks	24.2%	24.9%	26.7%	25.1%
% Fleet Sales - Crossovers	16.0%	21.6%	19.9%	19.4%
Total Vehicles	24.4%	25.9%	27.0%	26.8%

GMNA Capacity Utilization	91.8%	91.6%	98.8%	97.0%
__________

(a)	Market share information is based on vehicle sales volume.

(b)
GMNA vehicle sales primarily represent sales to the end customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.

(c)
Includes the following joint venture sales. Vehicle sales for SAIC GM Investment Limited, General Motors India Private Limited and Chevrolet Sales India Private Limited (collectively HKJV) are included through August 31, 2012:

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Joint venture sales in China
SGMS	327	306	967	906
SGMW and FAW-GM	336	312	1,111	983
Joint venture sales in India
HKJV	15	29	64	84

General Motors Company and Subsidiaries
Condensed Consolidated Income Statements
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net sales and revenue
Automotive sales and revenue	$37,062	$36,328	$111,517	$111,270
GM Financial revenue	514	391	1,432	1,016
Total net sales and revenue	37,576	36,719	112,949	112,286
Costs and expenses
Automotive cost of sales	32,735	31,734	98,323	97,212
GM Financial operating and other expenses	311	212	827	563
Automotive selling, general and administrative expense	2,832	2,942	8,647	8,860
Other automotive expenses, net	17	25	37	50
Goodwill impairment charges	78	—	695	395
Total costs and expenses	35,973	34,913	108,529	107,080
Operating income	1,603	1,806	4,420	5,206
Automotive interest expense	128	101	356	405
Interest income and other non-operating income, net	318	152	732	1,064
Loss on extinguishment of debt	—	35	18	45
Income before income taxes and equity income	1,793	1,822	4,778	5,820
Income tax expense	357	107	814	183
Equity income, net of tax and gain on investments	418	377	1,141	2,903
Net income	1,854	2,092	5,105	8,540
Net (income) loss attributable to noncontrolling interests	(21)	15	(111)	(75)
Net income attributable to stockholders	$1,833	$2,107	$4,994	$8,465
Net income attributable to common stockholders	$1,476	$1,726	$3,967	$7,113

Earnings per share
Basic
Basic earnings per common share	$0.94	$1.10	$2.53	$4.67
Weighted-average common shares outstanding	1,570	1,562	1,570	1,524
Diluted
Diluted earnings per common share	$0.89	$1.03	$2.38	$4.30
Weighted-average common shares outstanding	1,663	1,682	1,675	1,668

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

In the three months and nine months ended September 30, 2012 GM was required to use the two-class method for calculating earnings per share as the applicable market value of its common stock was below $33.00 per common share in the period ended September 30, 2012.

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Basic earnings per share
Net income attributable to stockholders(a)	$1,833	$2,107	$4,994	$8,465
Less: cumulative dividends on preferred stock and undistributed earnings allocated to Series B Preferred Stock participating security(b)	(357)	(381)	(1,027)	(1,352)
Net income attributable to common stockholders	$1,476	$1,726	$3,967	$7,113
Weighted-average common shares outstanding - basic	1,570	1,562	1,570	1,524
Basic earnings per common share	$0.94	$1.10	$2.53	$4.67
Diluted earnings per share
Net income attributable to stockholders(a)	$1,833	$2,107	$4,994	$8,465
Less: cumulative dividends on preferred stock and undistributed earnings allocated to Series B Preferred Stock participating security(c)	(350)	(371)	(1,005)	(1,295)
Net income attributable to common stockholders	$1,483	$1,736	$3,989	$7,170
Weighted-average shares outstanding - diluted
Weighted-average common shares outstanding - basic	1,570	1,562	1,570	1,524
Dilutive effect of warrants	88	119	101	142
Dilutive effect of restricted stock units	5	1	4	2
Weighted-average common shares outstanding - diluted	1,663	1,682	1,675	1,668
Diluted earnings per common share	$0.89	$1.03	$2.38	$4.30
__________

(a)
Includes earned but undistributed dividends of $26 million on GM's Series A Preferred Stock and $20 million on GM's Series B Preferred Stock in the three and nine months ended September 30, 2012 and 2011.

(b)
Includes cumulative dividends on preferred stock of $215 million and earnings of $142 million that have been allocated to the Series B Preferred Stock holders in the three months ended September 30, 2012 and cumulative dividends on preferred stock of $215 million and earnings of $166 million that have been allocated to the Series B Preferred Stock holders in the three months ended September 30, 2011. Includes cumulative dividends on preferred stock of $644 million and earnings of $383 million that have been allocated to the Series B Preferred Stock holders in the nine months ended September 30, 2012 and cumulative dividends on preferred stock of $644 million and earnings of $708 million allocated to the Series B Preferred Stock holders in the nine months ended September 30, 2011.

(c)
Includes cumulative dividends on preferred stock of $215 million and earnings of $135 million that have been allocated to the Series B Preferred Stock holders in the three months ended September 30, 2012 and cumulative dividends on preferred stock of $215 million and earnings of $156 million that have been allocated to the Series B Preferred Stock holders in the three months ended September 30, 2011. Includes cumulative dividends on preferred stock of $644 million and earnings of $361 million that have been allocated to the Series B Preferred Stock holders in the nine months ended September 30, 2012 and cumulative dividends on preferred stock of $644 million and earnings of $651 million that have been allocated to the Series B Preferred Stock holders in the nine months ended September 30, 2011.

General Motors Company and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions, except share amounts)
(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$23,320	$16,071
Marketable securities	10,411	16,148
Restricted cash and marketable securities	863	1,005
Accounts and notes receivable (net of allowance of $304 and $331)	13,015	9,964
GM Financial finance receivables, net (including gross finance receivables transferred to SPEs of $3,481 and $3,295)	3,744	3,251
Inventories	15,672	14,324
Equipment on operating leases, net	2,972	2,464
Other current assets and deferred income taxes	2,110	1,696
Total current assets	72,107	64,923
Non-current Assets
Restricted cash and marketable securities	786	1,228
GM Financial finance receivables, net (including gross finance receivables transferred to SPEs of $6,657 and $5,773)	6,855	5,911
Equity in net assets of nonconsolidated affiliates	7,519	6,790
Property, net	26,578	23,005
Goodwill	28,408	29,019
Intangible assets, net	8,904	10,014
GM Financial equipment on operating leases, net (including assets transferred to SPEs of $584 and $274)	1,521	785
Other assets and deferred income taxes	2,778	2,928
Total non-current assets	83,349	79,680
Total Assets	$155,456	$144,603
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$26,313	$24,551
Short-term debt and current portion of long-term debt
Automotive (including certain debt at VIEs of $227 and $171)	2,277	1,682
GM Financial	4,001	4,118
Accrued liabilities (including derivative liabilities at VIEs of $13 and $44)	25,032	22,875
Total current liabilities	57,623	53,226
Non-current Liabilities
Long-term debt
Automotive (including certain debt at VIEs of $123 and $7)	3,314	3,613
GM Financial	7,061	4,420
Postretirement benefits other than pensions	6,755	6,836
Pensions	25,317	25,075
Other liabilities and deferred income taxes	12,757	12,442
Total non-current liabilities	55,204	52,386
Total Liabilities	112,827	105,612
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, 2,000,000,000 shares authorized:
Series A (276,101,695 shares issued and outstanding (each with a $25.00 liquidation preference) at September 30, 2012 and December 31, 2011)	5,536	5,536
Series B (100,000,000 shares issued and outstanding (each with a $50.00 liquidation preference) at September 30, 2012 and December 31, 2011)	4,855	4,855
Common stock, $0.01 par value (5,000,000,000 shares authorized and 1,565,979,895 shares and 1,564,727,289 shares issued and outstanding at September 30, 2012 and December 31, 2011)	16	16
Capital surplus (principally additional paid-in capital)	26,443	26,391
Retained earnings	11,533	7,183
Accumulated other comprehensive loss	(6,724)	(5,861)
Total stockholders’ equity	41,659	38,120
Noncontrolling interests	970	871
Total Equity	42,629	38,991
Total Liabilities and Equity	$155,456	$144,603